AMENDMENT NO. 2 TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this “Amendment”), effective as of the 4th day of December, 2013 (the “Amendment Effective Date”) is entered into by and between City National Rochdale Funds (formerly known as CNI Charter Funds) (the “Trust”), City National Rochdale Fixed Income Opportunities (Ireland) Limited, a private company organized under the laws of Ireland (the “Subsidiary”) and wholly owned subsidiary of City National Rochdale Fixed Income Opportunities Fund, which is a Portfolio of the Trust, and SEI Investments Global Funds Services (“Administrator”).

WHEREAS:

1.	Administrator and Trust entered into an Amended and Restated Administration Agreement, dated January 1, 2013 (the “Agreement”);

2.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.
Schedule I (List of Portfolios).  Schedule I (List of Portfolios) of the Agreement is hereby deleted in its entirety and replaced with the List of Portfolios included as Attachment # 1 of this Amendment.

2.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

3.
Counterparts.  This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto.  This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.
Governing Law.  This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CITY NATIONAL ROCHDALE FUNDS

By:	/s/Anthony Sozio
Name:	Anthony Sozio
Title:	Vice President

CITY NATIONAL FIXED INCOME OPPORTUNITIES (IRELAND) LIMITED

By:	/s/Jeremy O’Sullivan
Name:	Jeremy O’Sullivan
Title:	Director

SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:	/s/John Alshefski
Name:	John Alshefski
Title:	Senior Vice President

ATTACHMENT #1

SCHEDULE I
DATED DECEMBER  4, 2013
TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT
DATED AS OF JANUARY 1, 2013, AS AMENDED DECEMBER 4, 2013
BETWEEN
CITY NATIONAL ROCHDALE FUNDS
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

City National Rochdale Prime Money Market Fund
City National Rochdale Government Money Market Fund
City National Rochdale California Tax Exempt Money Market Fund
City National Rochdale Government Bond Fund
City National Rochdale California Tax Exempt Bond Fund
City National Rochdale Corporate Bond Fund
City National Rochdale High Yield Bond Fund
City National Rochdale Limited Maturity Fixed Income Fund
City National Rochdale Full Maturity Fixed Income Fund
City National Rochdale Multi-Asset Fund
City National Rochdale U.S. Core Equity Fund
City National Rochdale Diversified Equity Fund
City National Rochdale Socially Responsible Equity Fund
City National Rochdale Dividend and Income Fund
City National Rochdale Fixed Income Opportunities Fund*
City National Rochdale Intermediate Fixed Income Fund
City National Rochdale Emerging Markets Fund
City National Rochdale Municipal High Income Fund

* City National Rochdale Fixed Income Opportunities (Ireland) Limited is a wholly owned subsidiary of City National Rochdale Fixed Income Opportunities Fund.  In respect of City National Rochdale Fixed Income Opportunities (Ireland) Limited, Administrator’s obligations will be limited to performance only of those services indicated on Schedule IV of this Agreement.

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